UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2011

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2011, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release announcing the appointment of Tyson Tuttle as chief operating officer, effective immediately. Mr. Tuttle, age 43, joined Silicon Laboratories in 1997 as a senior design engineer and helped to develop the company’s first product, a silicon direct access arrangement (DAA). Since that time, Mr. Tuttle has served in a variety of product management, marketing and business leadership positions. In June 2005, he was appointed vice president and general manager of Broadcast products. In January 2010, Mr. Tuttle was promoted to chief technical officer, with responsibility for Silicon Laboratories’ integrated circuit design teams. Previously, Mr. Tuttle held senior design engineering and management positions at Crystal Semiconductor/Cirrus Logic and Broadcom Corporation. Mr. Tuttle holds an M.S. in electrical engineering from UCLA and a B.S. in electrical engineering from Johns Hopkins University.

Upon his appointment, Mr. Tuttle received a raise to $380,000 per year, his target bonus as a percentage of base salary was increased to 100% and he received a grant of 100,000 restricted stock units that shall vest over three years in three equal installments, contingent upon his continued service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

May 12, 2011	/s/ Paul V. Walsh, Jr.

Date	Paul V. Walsh, Jr. Vice President of Finance (Principal Accounting Officer)